UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): December 17, 2007
M.D.C. Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-8951	84-0622967

(State or other	(Commission file number)	(I.R.S. employer
jurisdiction of		identification no.)
incorporation)
4350 South Monaco Street, Suite 500, Denver, Colorado 80237
(Address of principal executive offices) (Zip code)
Registrant’s telephone number, including area code: (303) 773-1100
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS
          The 2008 Annual Meeting of Shareowners of M.D.C. Holdings, Inc. (the “Company”) will be held at 4350 South Monaco Street, 6th Floor, Assembly Room, Denver, Colorado, on Monday, April 28, 2008, at 8:00 a.m., Denver time (the “Annual Meeting”).
          Because the date of the Annual Meeting will be more than 30 days before the anniversary date of the previous annual meeting, the Company is informing its shareowners, pursuant to Rule 14a-5(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of the following deadlines for shareowner proposals:
1.	In order for a shareowner proposal to be considered for inclusion in the Company’s proxy statement for the Annual Meeting pursuant to Rule 14a-8 under the Exchange Act, the proposal must be received by the Company at its principal executive offices on or before January 3, 2008, which is the date set forth in the Company’s Proxy Statement filed on April 27, 2007.

2.	In addition, in order for a stockholder proposal made outside of Rule 14a-8 under the Exchange Act to be considered timely under the Company’s By-Laws, notice of such proposal must be delivered to, or mailed and received at, the principal executive offices of the Company not less than 60 days (February 28, 2008) nor more than 90 days (January 29, 2008) prior to the Annual Meeting; the notice shall set forth as to each matter the shareowner proposes to bring before the meeting: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and record address of the shareowner proposing such business, (iii) the class and number of shares of the Company which are beneficially owned by the shareowner and (iv) any material interest of the shareowner in such business.
          The January 3, 2008 deadline set forth above is a reasonable time before we will begin the printing and mailing of our proxy materials for the Annual Meeting. Accordingly, pursuant to Rule 14a-4(c), the persons named in the proxies solicited on behalf of the Company’s Board of Directors for use at the Annual Meeting will have the right to exercise discretionary voting authority with respect to proposals submitted after that date.
          Shareowner proposals should be directed to the attention of the Secretary, at 4350 South Monaco Street, Suite 100, Denver, Colorado 80237.
SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

M.D.C. HOLDINGS, INC.
Dated: December 20, 2007	By:	/s/ Joseph H. Fretz
Joseph H. Fretz
Secretary and Corporate Counsel

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